                                                                    EXHIBIT 1(b)





                    [  ]% Senior Subordinated Notes Due 2008

                            DENBURY MANAGEMENT, INC.





                             UNDERWRITING AGREEMENT





February, 1998

                                                                  February, 1998




Morgan Stanley & Co.
  Incorporated
NationsBanc Montgomery
  Securities LLC
c/o Morgan Stanley & Co.
      Incorporated
    1585 Broadway
    New York, NY 10020


Dear Sirs:

                 DENBURY MANAGEMENT, INC., a Texas corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I
hereto (the "Underwriters") $125 million principal amount of its [   ]% Senior
Subordinated Notes Due 2008 (the "Securities") to be issued pursuant to the provisions of an Indenture dated as of February [ ], 1998 (the "Indenture") between the Company and ChaseBank of Texas, National Association, as Trustee (the "Trustee"). The Securities will be guaranteed on a senior subordinated basis (the "Guaranty") by Denbury Resources Inc., a Canadian corporation and the parent of the Company (the "Guarantor").

                 The Company and the Guarantor have filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), and all documents incorporated therein by reference, is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

                 1. Representations and Warranties of the Company and the Guarantor. Each of the Company and the Guarantor represents and warrants to and agrees with each of the Underwriters that:

                 (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                 (b) (i) Each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

                 (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Texas and the Guarantor has been duly incorporated and is validly existing as a corporation under the federal laws of Canada, each has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and the Company and its subsidiaries, taken as a whole and the Guarantor is duly registered to carry on business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration, except to the extent that the failure to be so registered would not have a material adverse effect on the Guarantor and the Company and its subsidiaries, taken as a whole.

                 (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or a subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims. The Company is the sole direct subsidiary of the Guarantor.

                 (e) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

                 (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) enforceability thereof may be limited by bankruptcy, fraudulent conveyance, reorganization, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) general principles of equity may affect such matters.

                 (g) The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) enforceability thereof may be limited by bankruptcy, fraudulent conveyance, reorganization, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) general principles of equity may affect such matters.

                 (h) The Guaranty has been duly authorized by the Company and, when the Indenture has been duly executed and delivered by the Guarantor, the Guaranty will be a valid and binding agreement of the Guarantor, enforceable in accordance with its terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) general principles of equity may affect such matters.

                 (i) The execution and delivery by each of the Company and the Guarantor of, and the performance by each of the Company and the Guarantor of their respective obligations under, this Agreement, the Indenture and the Securities, as the case may be, will not contravene any provision of applicable law or the articles or certificate of incorporation or amalgamation or by-laws of the Guarantor or the Company, as the case may be, or any agreement or other instrument binding upon the Guarantor or the Company or any of its subsidiaries that is material to the Guarantor or the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor, the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Guarantor and the Company of their respective obligations under this Agreement, the Indenture or the Securities, as the case may be, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

                 (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor or the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                 (k) There are no legal or governmental proceedings pending or threatened to which the Guarantor, the Company or any of its subsidiaries is a party or to which any of the properties of the Guarantor, the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                 (m) Each of the Guarantor and the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Guarantor and the Company and its subsidiaries, taken as a whole.

                 (n) None of the Company and the Guarantor is and, after giving effect to the offering and sale of the

         Securities and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                 (o) The Guarantor and the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Guarantor or the Company and its subsidiaries, taken as a whole.

                 (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures (other than those required in the ordinary course of the Company's operations) required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities (other than encountered in the ordinary course of the Company's operations) and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (q) The Guarantor and the Company have each complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                 2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set
forth in Schedule I hereto opposite their names at [        ]% of their
principal amount (the "purchase price") plus accrued interest, if any, from [ ], 1998 to the date of payment and delivery.

                 3.  Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public
initially at [   ]% of their principal amount--the public offering price-- plus accrued interest, if any, and to certain dealers selected by you at a price
that represents a concession not in excess of [   ]% of their principal amount
under the public offering price, and that any Underwriter may allow, and such
dealers may reallow, a concession, not in excess of [   ]% of their principal
amount, to any Underwriter or to certain other dealers.

                 4. Payment and Delivery. Payment for the Securities shall be made in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several
Underwriters at 10:30 a.m., New York City time, on          [  ], 1998, or at
such other time on the same or such other date, not later than [         ],
1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

                 Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

                 5. Conditions of the Underwriters' Obligations. The obligations of the Company and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof.

                 The several obligations of the Underwriters hereunder are subject to the following further conditions:

                 (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                          (i) there shall not have occurred any downgrading,
                 nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                          (ii) there shall not have occurred any change, or any
                 development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                 (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

                 The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                 (c) You shall have received on the Closing Date an opinion of Jenkens & Gilchrist, a Professional Corporation, counsel for the Company and U.S. counsel for the Guarantor, dated the Closing Date, to the effect that:

                          (i) the Company is a corporation validly existing in
                 good standing under the laws of the State of Texas, it has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and it is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                          (ii) each subsidiary of the Company is a corporation
                 validly existing in good standing under the laws of the U.S. jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each U.S. jurisdiction in which the conduct of business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                          (iii) this Agreement has been duly authorized,
                 executed and delivered by the Company;

                          (iv) the Indenture has been duly qualified under the
                 Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of each of the Company and the Guarantor, enforceable in accordance with its terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) general principles of equity may affect such matters;

                          (v) the Securities have been duly authorized and,
                 when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) general principles of equity may affect such matters;

                          (vi) the execution and delivery by the Company of,
                 and the performance by the Company of its obligations under, this Agreement, the Securities and the Indenture, will not contravene any provision of law applicable to the Company or the articles, the certificate of incorporation, by-laws or other charter documents of the Company or any agreement or other instrument binding upon the Guarantor, the Company or any of its subsidiaries filed as an exhibit to the Registration Statement or the Company's Annual Report on Form 10-K for the year ended December 31, 1996, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Securities and the Indenture, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

                          (vii) the statement (1) in the Prospectus under the
                 captions "Business and Properties-- Regulations" and "Description of the Securities" and in the first, second and fourth paragraphs under the caption "Underwriters" and (2) in the Registration Statement under Items 15, in each case only insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                          (viii) after due inquiry, such counsel does not know
                 of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                          (ix) the Company is not and, after giving effect to
                 the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                          (x) the Registration Statement and Prospectus (except
                 for financial statements and schedules and other financial and statistical data and the reserve or related data and information included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                          In such opinion, such counsel will state that it (i)
                 has no reason to believe that (except for financial statements and schedules and other financial and statistical data and the reserve or related data and information included therein as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) has no reason to believe (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus as of the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (d) You shall have received on the Closing Date an opinion of Burnet, Duckworth & Palmer, Canadian counsel for the Company and the Guarantor, dated the Closing Date, to the effect that:

                          (i) the Guarantor is a corporation duly incorporated
                 and validly existing under the federal laws of the Canada, it has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and it is duly registered to carry on business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so registered would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole;

                          (ii) this Agreement has been duly authorized,
                 executed and delivered by the Guarantor;

                          (iii) the Indenture has been duly authorized,
                 executed and delivered by the Guarantor;

                          (iv) the execution and delivery by the Guarantor of,
                 and the performance by the Guarantor of its obligations under, this Agreement, the Securities and the Indenture, will not contravene any provision of applicable Canadian Law or the articles, the certificate of incorporation, by-laws or other charter documents of the Guarantor, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Guarantor of its obligations under this Agreement, the Securities and the Indenture, except such as may be required by The Toronto Stock Exchange and the securities laws of the Canadian provinces in connection with the offer and sale of the Securities;

                          (v) the statements in the Prospectus under the captions "Canadian Taxation and the Investment Canada Act" and "Service and Enforcement of Legal Process", in each case only insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                          (vi) after due inquiry, such counsel does not know of
                 any legal or governmental proceedings pending or threatened to which the Guarantor is a party or to which any of the properties of the Guarantor is subject that are required to be described in the Canadian Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Prospectus that are not so described;


                 (e) You shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs
         (iii), (iv), (v), (vii) (but only as to the statements in the Prospectus under "Description of the Securities" and "Underwriters"),
         (x) and the last paragraph of Section 5(c) above.

                 With respect to the last paragraph of Section 5(c) and Section 5(d) above, Jenkens & Gilchrist, a Professional Corporation, Burnet, Duckworth & Palmer and Cravath, Swaine & Moore may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof with officers of the Company, but are without independent check or verification except as specified.

                 (f) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche, Chartered Accountants, Calgary, Alberta, independent public accountants for the Guarantor and the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                 (g) The Equity Offering (as defined in the Prospectus) shall have been consummated substantially on the terms described in the Registration Statement.

                 (h) The TPG Purchase (as defined in the Prospectus) shall have been consummated substantially on the terms described in the Registration Statement.

                 6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                 (a) To furnish to you, without charge, three copies of the conformed EDGAR submission copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed EDGAR submission copy of the Registration Statement (without exhibits thereto) and, to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                 (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                 (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                 (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 1999 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 (f) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or the Guarantor or warrants to purchase debt securities of the Company or the Guarantor substantially similar to the Securities or the Guaranty in respect thereof (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without your prior written consent.

                 (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the qualification of the Securities for offer and sale under state law as provided in section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification,
         (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc.(the "NASD"), including any counsel fees incurred on behalf of or disbursements by Morgan Stanley & Co. Incorporated ("Morgan Stanley") in its capacity as "qualified independent underwriter", (v) any fees charged by the rating agencies for the rating of the Securities, (vi) all costs and expenses incident to listing the Securities on the Luxembourg Stock Exchange, (vii) the cost of printing certificates representing the Securities, (viii) the costs and charges of any trustee, transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

                 7. Indemnity and Contribution. (a) Each of the Company and the Guarantor agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplement if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. Each of the Company and the Guarantor also agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the NASD's Conduct Rules in connection with the offering of the Securities, except for any losses, claims, damages, liabilities and judgments resulting from Morgan Stanley's, or such controlling person's, willful misconduct.

                 (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Guarantor, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls the Company and the

Guarantor within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                 (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the second preceding paragraph in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a "qualified independent underwriter" and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Any such firm(s) shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statement or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

                 The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Company and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

                 8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                 9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                 If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportion that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the principal amount of Securities set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 2 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                 10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                 12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                       Very truly yours,


                                       DENBURY MANAGEMENT, INC.

                                         By
                                            ------------------------------
                                            Name:
                                            Title:


                                       DENBURY RESOURCES INC.

                                         By
                                            ------------------------------
                                            Name:
                                            Title:



Accepted, February   , 1998

MORGAN STANLEY & CO.
  INCORPORATED
NATIONSBANC MONTGOMERY
  SECURITIES LLC

Acting severally on behalf
  of themselves and the
  several Underwriters
  named herein.

By Morgan Stanley & Co.
  Incorporated


  By
     ------------------------------
     Name:
     Title:

                                   Schedule I

                                                                Principal Amount
         Underwriter                                             of Securities
         -----------                                           -----------------
Morgan Stanley & Co.
Incorporated
NationsBanc Montgomery
Securities LLC

                                                                    ------------
                                                                    $125,000,000
                                                                    ============